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                                                                    Sub-Item 77O

                  TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3
                 INVESCO VAN KAMPEN CORE PLUS FIXED INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         MARCH 1, 2010 - AUGUST 31, 2010

                                                       AMOUNT OF    % OF
                             OFFERING      TOTAL        SHARES    OFFERING
    SECURITY      PURCHASE/  PRICE OF    AMOUNT OF    PURCHASED  PURCHASED
   PURCHASED     TRADE DATE   SHARES      OFFERING      BY FUND   BY FUND                   BROKERS                 PURCHASED FROM
--------------   ---------- ---------- -------------- ---------- --------- --------------------------------------- ----------------
   Municipal      03/05/10    $100.00  $1,012,235,000   $550,000   0.054%  B of A Merrill Lynch, Morgan Stanley &    Goldman Sachs
   Electric                                                                Co. Incorporated, Barclays Capital
 Authority of                                                              Inc., Wells Fargo Securities, LLC,
Georgia 6.655%                                                             Citi, Goldman, Sachs & Co., J.P. Morgan
 due 4/01/2057                                                             Securities Inc., FirstSouthWest, BMO
                                                                           Capital Markets

  Ameriprise      03/08/10    $99.761  $  750,000,000   $160,000   0.021%  Goldman, Sachs & Co., Morgan Stanley, B   Goldman Sachs
Financial Inc.                                                             of A Merrill Lynch, Credit Suisse,
  5.300% due                                                               HSBC, J.P. Morgan
   3/15/2020

  The City of     03/19/10   $100.000  $  750,000,000   $285,000   0.038%  Barclays Capital, Goldman, Sachs & Co.,     Siebert
  New 5.968%                                                               B of A Merrill Lynch, Citi, Siebert      Branford Shank
 due 3/01/2036                                                             Branford Shank & Co.,LLC, J.P. Morgan,
                                                                           Morgan Stanley, Loop Capital Markets,
                                                                           LLC, Cabrera Capital
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
                                                                           Markets, LLC, M.R. Beal & Company,
                                                                           Ramirez & Co., Fidelity Capital
                                                                           Markets, Roosevelt & Cross
                                                                           Incorporated, Lebenthal & Co., LLC,
                                                                           Raymond James & Associates, Inc.,
                                                                           Southwest Securities, Inc., Jackson
                                                                           Securities, MFR Securities, Inc., RBC
                                                                           Capital Markets, Jefferies & Company,
                                                                           Rice Financial Products Company,
                                                                           Wachovia Bank, National Association,
                                                                           Janney Montgomery Scott LLC, Morgan
                                                                           Keegan & Company, Inc., TD Securities

Vornado Realty    03/23/10    $99.834  $2,100,000,000   $440,000   0.088%  Banc of America Securities LLC, J.P.     UBS Securities
 Trust 4.250%                                                              Morgan Securities, Inc., UBS Securities
due 04/01/2015                                                             LLC, Citigroup Global Markets Inc.

    Chicago       03/24/10   $100.000  $  550,000,000   $350,000   0.064%  Goldman, Sachs & Co., J.P. Morgan,        Goldman Sachs
    Transit                                                                Morgan Stanley, Loop Capital Markets,
   Authority                                                               LLC, Cabrera
  6.200% due
  12/01/2040
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                                                                    Sub-Item 77O

                                                                           Capital Markets, LLC, Jefferies &
                                                                           Company, Melvin & Company, Wachovia
                                                                           Bank, National Association, Blaylock
                                                                           Robert Van, LLC, Duncan-Williams, Inc.,
                                                                           BMO Capital Markets

Duke Realty LP    03/25/10    $99.983  $  250,000,000   $475,000   0.190%  Morgan Stanley, Barclays Capital,           Wachovia
  6.750% due                                                               Credit Suisse, Wells Fargo Securities,     Securities
   3/15/2020                                                               J.P. Morgan, SunTrust Robinson
                                                                           Humphrey, Scotia Capital, Morgan Keegan
                                                                           & Company, Inc.

      New         03/26/10    $100.00  $1,100,000,000   $90,000    0.008%  J.P. Morgan Securities Inc., Credit        J.P. Morgan
Communications                                                             Suisse Securities (USA) Inc., Citi
   Holdings
  8.500% due
   4/15/2020

   Southern       04/13/10    $99.481  $  400,000,000   $150,000   0.038%  Morgan Stanley, Credit Suisse, Goldman,       CSFB
 Copper Corp.                                                              Sachs & Co, BBVA Securities, B of A
  5.375% due                                                               Merrill Lynch
   4/16/2020

 Biomed Realty    04/22/10    $98.977  $  250,000,000   $300,000   0.120%  Wells Fargo Securities, RBC Capital         Wachovia
 LP 6.125% due                                                             Markets, Raymond James, Morgan Stanley,    Securities
   4/15/2020                                                               UBS
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
                                                                           Investment Bank, Keybanc Capital
                                                                           Markets, Baird, Credit Suisse, Deutsche
                                                                           Bank Securities, RBS, Stifel Nicolaus,
                                                                           BMO Capital Markets

 NBC Universal    04/27/10    $99.845  $2,000,000,000   $485,000   0.024%  Morgan Stanley & Co. Inc., J.P. Morgan     J.P. Morgan
  Inc. 5.150%                                                              Securities, Inc., Goldman Sachs & Co.,
due 04/30/2020                                                             Banc of America Securities LLC,
                                                                           Citigroup Global Markets Inc.
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